Exhibit 3.01
                              Restated
                    Certificate of Incorporation
                             Enron Corp.



        Enron Corp. was originally incorporated as Northern Natural Gas Company and its original
Certificate of Incorporation was filed with the Secretary of State of Delaware on April 25, 1930. In
1980, the corporation's name was changed to InterNorth, Inc. In 1986, the corporation's name was changed to Enron Corp. This Restated Certificate restates and integrates the original Certificate of Incorporation and all amendments thereto through the date of filing hereof. This restatement and integration does not further amend the provisions of the Certificate of Incorporation, as amended and supplemented, and there is no discrepancy between the original Certificate of Incorporation, as amended and supplemented, and this Restated Certificate of Incorporation.

                       ARTICLE I

        The name of this corporation is Enron Corp.

                       ARTICLE II

        The registered office of this corporation in the State of Delaware is located at Number 1209 Orange
Street in the City of Wilmington, County of New Castle.
The name and address of its resident agent is The
Corporation Trust Company, Number 1209 Orange Street,
Wilmington, Delaware.

                       ARTICLE III

        The nature of the business of this corporation, or the objects or purposes to be transacted, promoted or carried on by it are as follows, namely:

               1.     To buy, lease, construct, lay or
        otherwise acquire, to sell, mortgage, lease or otherwise dispose of, and/or to extend, improve, maintain, develop and operate the following properties, or any of them, namely:

                      (a)     Works, plants, wells, tanks, pipe
               lines, conduits, compressor stations and other equipment, for the production, purification, storage, transportation, distribution, exchange and/or sale of natural and/or manufactured gas for light, heat, power and any other use to which gas is or may be applied.

                      (b)     Works, plants, water powers, dams,
               poles, transmission and distribution lines, conduits and subways for the generation, supply, storage, transmission, distribution and/or sale of electricity for light, heat, power and any other use to which electricity is or may be applied; and to acquire, construct, maintain and operate systems of water works for the supply of water.

                      (c)     Works, plants, pipe lines and
               conduits for the production, supply, storage, transportation, distribution and/or sale of steam or hot water, for heat, power or any other use to which either steams or hot water is or may be applied.

               2.     To prospect and explore for, work,
        develop and mine, oil, natural gas, coal, and, without limitation by the preceding enumeration, other minerals; to sink, dig, drill and drive wells and mines for the production of minerals; to locate, acquire, purchase, develop, own, sell, mortgage or otherwise dispose of any lands or any interest in lands containing or believed to contain oil, natural gas, coal or other minerals;
        to acquire by purchase or by contract oil production, oil royalties, natural gas production, casing-head gas production and gas royalties, and to sell or otherwise dispose of the same.

               3.     To establish, acquire, construct,
        operate and maintain refineries and plants for the refining and treatment of oil, natural gas, casing-head gas and all of the products and by-products thereof; to establish, acquire, construct, operate and maintain refineries and plants for the manufacture of gasoline and other products from coal, shale and other minerals; to construct, acquire, operate and maintain plants for the manufacture of gas of any description for heat, light, power and/or other purposes.

               4.     To enter into, maintain, operate or
        carry on in all its branches the business of mining and of drilling, boring and exploring for, producing, refining, treating, distilling, manufacturing, handling and dealing in, buying and selling petroleum, oil, natural gas, asphaltum, bitumen, bituminous rock and any and all other mineral and hydro-carbon substance, and any and all products or by-products which may be derived from said substances or any of them; and for such or any of such purposes to buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own and to sell, mortgage, lease and otherwise dispose of, and to construct, acquire, manage, maintain, deal in and operate mines, wells, refineries, tanks, machinery, wharves, steam, sailing and other vessels or watercraft of every kind, character and description, and otherwise to construct, acquire, maintain, establish, deal in, operate, carry on, conduct and manage any and all other property and appliances that may in anywise be deemed advisable in connection with the business of this corporation or any branch thereof, or that may be deemed convenient at any time by the Board of Directors of this corporation.

               5.     To do engineering and contracting for
        hire or profit in the designing, construction, improvement, extension, maintenance and repair of gas plants, gas pipe lines, electric plants and other public utility plants and systems, including the pipe lines, pole lines, conduits and other appurtenances thereto appertaining; also, in the drilling, developing and operating of oil and gas wells.

               6.     To manufacture, purchase or otherwise
        acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade and deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

               7. To acquire, and pay for in cash, stock, bonds, and/or obligations of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

               8.     To buy, exchange, construct, contract
        for, lease and in any and all other ways to acquire, take, hold and own pipe lines and also telegraph and telephone lines useful or necessary, in the judgment of the Board of Directors of this corporation, for its own business, and to improve, maintain and operate the same, and to sell, mortgage, lease or otherwise dispose of the same.

                      To have and to exercise the right and
power of eminent domain.

               9.     To buy, acquire, sell, mortgage and
        otherwise deal in patents and licenses, and to take, acquire, hold, sell, lease, mortgage and otherwise dispose of franchises, franchise rights, and Federal, State and municipal grants of every character, which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation or extension of its properties.

               10.    To borrow money and to issue bonds,
        debentures, notes and other evidences of indebtedness of this corporation, from time to time, and without limit as to amount, for any lawful corporate purpose, and to mortgage, pledge and otherwise charge any or all of its properties, rights, privileges and franchises to secure the payment thereof, or to issue such bonds, debentures, notes and other evidences of indebtedness without any such security.

               11.    To lend money; to purchase, acquire,
        hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of and deal in shares of the capital stock, bonds, debentures, notes or other securities of any other corporation or association, whether domestic or foreign, and whether now or hereafter organized, and while the holder of any such shares or other securities, to exercise all the right and privileges of ownership, including the right to vote thereon to the same extent as a natural person might or could do; and to deal in stocks and securities either as an agent or broker or otherwise.

               12.    To purchase, hold, sell, exchange,
        transfer or otherwise deal in shares of its own capital stock, bonds or other obligations from time to time to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, except as otherwise permitted by law; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

               13.    To promote or to aid in any manner,
        financially or otherwise, any corporation or association, any stocks, bonds or other evidences of indebtedness or securities of which are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.

               14.    To carry on any other lawful business
        whatsoever which may seem to this corporation capable of being carried on in connection with the above, or calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under an Act of the Legislature of Delaware entitled "An Act
        Providing a General Corporation Law," approved
        March 10, 1899, and the Acts now or hereafter amendatory thereof and supplemental thereto; and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

               15.    To conduct its business (including
        holding, exchanging, mortgaging and conveying of real and personal property) in the State of Delaware, other States, the District of Columbia, the territories and colonies of the United States, and in foreign countries, and to maintain such offices either within or without the State of Delaware, as may be convenient.

        The foregoing clauses shall be construed both as objects and powers; and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                        ARTICLE IV

        The total number of shares of all classes of stock which this corporation (hereinafter in this Article IV referred to as the "Corporation") shall have authority to issue is six hundred sixteen million five hundred thousand (616,500,000) shares, of which one million five hundred thousand (1,500,000) shares are to be Preferred Stock, par value $100 per share (hereinafter called the "Preferred Stock"), five million (5,000,000)
shares are to be Second Preferred Stock, par value $1 per share (hereinafter called the "Second Preferred
Stock"), ten million (10,000,000) shares are to be Preference Stock, par value $1 per share (hereinafter called the "Preference Stock"), and six hundred million
(600,000,000) shares are to be Common Stock, par value
$.10 per share (hereinafter called the "Common Stock").

        The voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock, the Second Preferred Stock, the Preference Stock and the
Common Stock, in addition to those set forth elsewhere herein, are as follows:

        A. (1) The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of each series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative.
Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, in the manner provided by law, the following provisions of the shares of such series:

               (a)    The distinctive designation of such
        series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b)    The annual rate of dividends payable on
        shares of such series and the date from which dividends shall be cumulative on all shares of such series;

               (c)    The redemption price or prices, if any,
        for shares of such series;

               (d) The terms of a sinking or purchase fund, if any, for shares of such series;

               (e)    The amount payable on shares of such
        series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (f)    The rights, if any, of the holders of
        shares of such series to convert such shares into shares of stock of the Corporation of any class or of any series of any class and the terms and conditions of such conversion; and

               (g) The voting powers, full or limited, if any, of shares of such series, including, without limitation, any requirements for the approval or consent of the holders of any prescribed percentage of the shares of such series with respect to any specific corporate action in addition to any such requirements appertaining to the shares of all series specifically provided herein, and any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

so for as not inconsistent with the provisions of this
Article IV A applicable to all series of Preferred
Stock and to the full extent now or hereafter permitted by the laws of Delaware. Shares of Preferred Stock shall be issued only as fully paid and non-assessable shares.

        (2) The holders of the Preferred Stock of each series, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of subdivision (1) of this Article IV A, and no more, payable quarterly on the first days of January, April, July and October, respectively, in each year, with respect to the quarterly period ending on the day preceding each such respective payment date, except that the first dividend on the initial issue of any series of the Preferred Stock shall be payable on the quarterly dividend payment date next succeeding the expiration of thirty days after the date any shares of such series are issued. Such dividends shall be cumulative, in the case of shares of each particular series, from the date fixed for the purpose by the Board of Directors, as provided in subdivision (1) of this Article IV A.

        No dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

        (3)    In no event, so long as any shares of
Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, nor shall the Corporation permit any distribution to be made or shares purchased, redeemed or otherwise acquired by any subsidiary, unless all dividends on the Preferred Stock of all series for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in arrears with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this subdivision (3) shall not, however, apply to a dividend payable in any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.

        Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of subdivision (1) of this Article IV A, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any junior stock, and no holders of shares of Preferred Stock of any series shall be entitled to share therein.

        (4) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payments shall be made to the holders of any junior stock, the holders of the Preferred Stock shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of subdivision (1) of this Article
IV A, together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Preferred Stock shall be entitled to be paid in full an amount equal to $100 per share, together with accrued dividends to such distribution or payment date whether or not earned or declared. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Preferred Stock, the holders of all series of Preferred
Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this subdivision
(4) or of subdivision (7) of this Article IV A.

        (5) Subject to the provisions of subdivision (7) of this Article IV A, the Preferred Stock of any series may be redeemed, as a whole or in part, at the option of the Corporation, by vote of its Board of Directors, or in the case of any one or more series, for the purpose of any sinking fund or other requirement for any such series fixed by the Board of Directors pursuant to the provisions of subdivision (1) of this
Article IV A, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of subdivision (1) of this Article IV A, together with accrued dividends to the redemption date, whether or not earned or declared.
If less than all the outstanding shares of Preferred
Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata in such manner as the Board of Directors may prescribe.

        Notice of every redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation (but no failure to mail such notice of any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption), and, for all Preferred Stock issued prior to May 1, 1984, notice shall also be published at least once in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, the first publication and such mailing to be at least thirty days and not more than sixty days prior to the date fixed for redemption.

        If notice of redemption shall have been duly published as may be required herein and if, on or before the redemption date specified in the notice, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared, shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest.

        The Corporation may also, at any time prior to the redemption date, deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York doing business in the Borough of Manhattan, The City of New York having capital, surplus and undivided profits aggregating at least Five Million
Dollars ($5,000,000), designated in the notice of redemption, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared, and, unless the notice of redemption herein provided for has previously been duly mailed and published, deliver irrevocable written instructions directing such bank or trust company, on behalf and at the expense of the Corporation, to cause notice of redemption specifying the date of redemption to be duly mailed and publication of the notice to be made as herein provided promptly upon receipt of such irrevocable instructions. Upon such deposit in trust, either after due mailing and publication of the notice of redemption or accompanied by irrevocable instructions as provided above, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, whether or not earned or declared, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring.

        Any moneys deposited by the Corporation pursuant to this subdivision (5) which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this subdivision (5) and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

        (6) The holders of Preferred Stock shall have no right to vote except as otherwise herein or by statute specifically provided, except for such full or limited voting powers as may be fixed by the Board of Directors in respect of the shares of a particular series in accordance with the provisions of subdivision (1) of this Article IV A.

        If, at any time, dividends payable on the Preferred Stock shall be in default in an amount equivalent to six full quarterly dividends on all shares of all series of the Preferred Stock at the time outstanding, then, the holders of the Preferred Stock of all series, voting separately as a class, shall be entitled to elect two Directors of the Corporation.
When all such dividends in default shall have been so paid or funds sufficient therefor deposited in trust
(and such dividends in default shall be so paid as soon as lawful and reasonably practicable out of any assets of the Corporation available therefor), the holders of the Preferred Stock shall be divested of such voting rights, but subject always to the some provisions for the vesting of such voting rights in the holders of the Preferred Stock in the case of any future such dividend default or defaults.

        The foregoing right of the holders of the Preferred Stock with respect to the election of Directors of the Corporation may be exercised at any annual meeting of stockholders or, within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If the date upon which such right of the holders of the Preferred Stock shall become vested shall be more than ninety days preceding the date of the next ensuing annual meeting of stockholders as fixed by the By-Laws of the Corporation, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the Preferred Stock then outstanding, call a special meeting of stockholders to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each stockholder entitled to vote thereat not less than ten days prior to the date of such meeting. The term of office of all Directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such Directors had been elected shall not then have expired.
In the event that at any such meeting at which holders of the Preferred Stock shall be entitled to elect two
Directors, a quorum of the holders of such Preferred
Stock shall not be present in person or by proxy, the holders of the Common Stock, if a quorum thereof be present, may temporarily elect the Directors whom the holders of the Preferred Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Preferred Stock as herein provided.

        Whenever the holders of Preferred Stock shall be entitled to elect two Directors, any holder of such Preferred Stock shall have the right, during regular business hours, in person or by duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preferred
Stock for the purpose of communicating with other holders of such Preferred Stock with respect to the exercise of such right of election.

        Whenever the holders of Preferred Stock shall be divested of such voting right, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Common Stock, call a special meeting of the holders of shares of stock entitled to vote at such meeting to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. If, at any such special meeting, any Director shall not be reelected, his term of office shall terminate upon the election and qualification of his successor, notwithstanding that the term for which such Director was originally elected shall not then have expired.

        At any annual or special meeting of stockholders held for the purpose of electing Directors when the holders of the Preferred Stock shall be entitled to elect two Directors, the presence in person or by proxy of the holders of one-third of the outstanding shares of the Preferred Stock shall be required to constitute a quorum for the election by such class of such two
Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum for the election by such class of the Directors which that class is entitled to elect or for the election temporarily by such class as herein provided of the members of the Board of Directors whom the holders of the Preferred Stock cannot at the time for the want of a quorum elect; provided, however, that the majority of the holders of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of any class of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of any other class of stock. At any such election of Directors by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date on which the election is held, subject to the provisions of Article XIII.

        If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of the Preferred Stock shall be entitled to elect two Directors, the numbers of Directors in office who have been elected by the holders of shares of any class of stock shall, by reason of resignation, death or removal, be less than the total number of Directors subject to election by the holders of shares of such class, (a) the vacancy or vacancies in the Directors elected by the holders of shares of that class shall be filled by a majority vote of the remaining Directors then in office who were elected by such class or succeeded to Directors so elected, although such majority be less than a quorum, or, if there shall be only one such remaining Director, shall be filled by the Directors then in office upon nomination of the remaining Director elected by the holders of the shares of that class or his successor and (b) if not so filled within forty days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of shares of such class and such vacancy or vacancies shall be filled at such special meeting.

        Any Director may be removed from office by vote of the holders of a majority of the shares of the class of stock by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this paragraph. The
President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to be held within forty days after the delivery of such request.

        Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

        (7) So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required herein or by law, (a) the consent of the holders of at least sixty-six and two-thirds per cent (66 2/3%) of the Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the Preferred Stock or reduces the time for any notice to which the holders of the Preferred Stock may be entitled; provided, however, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the shares of the series so affected shall be required; and provided further, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Preferred Stock;

               (ii) The authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking prior to the Preferred
        Stock;

               (iii) The voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all its property or assets; or

               (iv) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock at the time outstanding unless the full dividend on all shares of Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

and (b) the consent of the holders of more than fifty per cent (50%) of the Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) The increase of the authorized amount of the Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking on a parity with the Preferred Stock; or

               (ii)   The merger or consolidation of the
        Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with the Preferred
        Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of the Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such additional Preferred Stock, prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Preferred Stock would otherwise be required, for the redemption of all shares of the series of Preferred
Stock the consent of which would otherwise be required.

        (8)    As used herein with respect to the Preferred
Stock or in any resolution adopted by the Board of Directors providing for the issue of any particular series of the Preferred Stock as authorized by subdivision (1) of this Article IV A, the following terms shall have the following meanings:

               (a) The term "junior stock" shall mean the Common Stock, the Preference Stock, the Second Preferred Stock and any other class of stock of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (b)    The term "sinking fund" shall mean any
        fund or requirement for the periodic retirement of shares.

               (c)    The term "accrued dividends" with
        respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share become cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

        B. (1) The Second Preferred Stock may be issued from time to time in one or more series. All shares of Second Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of each series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative.
Before any shares of Second Preferred Stock of any particular series shall be issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, in the manner provided by law, the following provisions of the shares of such series:

               (a)    The distinctive designation of such
        series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but now below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b)    The annual rate of dividends payable on
        shares of such series and the date from which dividends shall be cumulative on all shares of such series;

               (c)    The redemption price or prices, if any,
        for shares of such series;

               (d) The terms of a sinking or purchase fund, if any, for shares of such series;

               (e)    The amount payable on shares of such
        series in the event of any voluntary or
        involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (f)    The rights, if any, of the holders of
        shares of such series to convert such shares into assets of the Corporation or shares of stock of the Corporation of any class or of any series of any class and the terms and conditions of such conversion; and

               (g) The voting powers, full or limited, if any, of shares of such series, including, without limitation, any requirements for the approval or consent of the holders of any prescribed percentage of the shares of such series with respect to any specific corporate action
        (including any such action specified in
        subdivision (7) of this Article IV B), in addition to any such requirements appertaining to the shares of all series specifically provided herein, and any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as not inconsistent with the provisions of this
Article IV B applicable to all series of Second
Preferred Stock and to the full extent now or hereafter permitted by the laws of Delaware. Shares of Second
Preferred Stock shall be issued only as fully paid and non-assessable shares.

        The Preferred Stock shall have preference and priority over the Second Preferred Stock in the payment of dividends and in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        (2) The holders of the Second Preferred Stock of each series, in preference to the holders of any junior stock, but subject to the rights and preferences of the Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of subdivision (1) of this Article IV B, and no more, payable quarterly on the first days of January, April, July and October, respectively, in each year, with respect to the quarterly period ending on the day preceding each such respective payment date, except that the first dividend on the initial issue of any series of the Second Preferred Stock shall be payable on the quarterly dividend payment date next succeeding the expiration of thirty days after the date any shares of such series are issued. Such dividends shall be cumulative, in the case of shares of each particular series, from the date fixed from the purpose by the Board of Directors, as provided in subdivision
(1) of this Article IV B.

        No dividend shall be paid upon, or declared or set apart for, any share of Second Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the some quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Second Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

        (3)    In no event, so long as any shares of Second
Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, nor shall the Corporation permit any distribution to be made or shares purchased, redeemed or otherwise acquired by any subsidiary, unless all dividends on the Second Preferred Stock of all series for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in arrears with respect to any sinking fund for any series of Second Preferred Stock. The foregoing provisions of this subdivision (3) shall not, however, apply to a dividend payable in any junior stock, or the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.

        Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of subdivision (1) of this Article IV B, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any junior stock, and no holders of shares of Second Preferred Stock of any series shall be entitled to share therein.

        (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Second Preferred Stock shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of subdivision
(1) of this Article IV B, together with accrued dividends to such distribution or payment date whether or not earned or declared. If such payment shall have been made in full to the holders of the Second
Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Second
Preferred Stock, the holders of all Series of Second
Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this subdivision
(4) or of subdivision (7) of this Article IV B.

        (5) Subject to the provisions of subdivision (7) of this Article IV B, the Second Preferred Stock of any series may be redeemed, as a whole or in part, at the option of the Corporation, by vote of its Board of Directors, or in the case of any one or more series, for the purpose of any sinking fund or other requirement for any such series fixed by the Board of Directors pursuant to the provisions of subdivision (1) of this Article IV B, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of subdivision
(1) of this Article IV B, together with accrued dividends to the redemption date, whether or not earned or declared. If less than all the outstanding shares of Second Preferred Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata in such manner as the Board of Directors may prescribe.

        Notice of every redemption of Second Preferred
Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption), and, for all Second Preferred Stock issued prior to May 1, 1984, notice shall also be published at least once in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, the first publication and such mailing to be at least thirty days and not more than sixty days prior to the date fixed for redemption.

        If notice of redemption shall have been duly publishned as may be required herein and if, on or before the redemption date specified in the notice, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared, shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Second Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Second Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest.

        The Corporation may also, at any time prior to the redemption date, deposit in trust, for the account of the holders of the Second Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having capital, surplus and undivided profits aggregating at least Five Million Dollars ($5,000,000), designated in the notice of redemption, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared and, unless the notice of redemption herein provided for has previously been duly mailed and published, deliver irrevocable written instructions directing such bank or trust company, on behalf and at the expense of the Corporation, to cause of redemption specifying the date of redemption to be duly mailed and publication of the notice to be made as herein provided promptly upon receipt of such irrevocable instructions. Upon such deposit in trust, either after due mailing and publication of the notice of redemption or accompanied by irrevocable instructions as provided above, notwithstanding that any certificate for shares of Second Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Second Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Second Preferred Stock shall forthwith cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, whether or not earned or declared, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring.

        Any moneys deposited by the Corporation pursuant to this subdivision (5) which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this subdivision (5) and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

        (6) The holders of Second Preferred Stock shall have no right to vote except as otherwise herein or by statute specifically provided, except for such full or limited voting powers as may be fixed by the Board of Directors in respect of the shares of a particular series in accordance with the provisions of subdivision
(1) of this Article IV B.

        If, at any time, dividends payable on the Second
Preferred Stock shall be in default in an amount equivalent to six full quarterly dividends on all shares of all series of the Second Preferred Stock at the time outstanding, then, the holders of the Second
Preferred Stock of all series, voting separately as a class, shall be entitled to elect two Directors of the Corporation. When all such dividends in default shall have been so paid or funds sufficient therefor deposited in trust (and such dividends in default shall be so paid as soon as lawful and reasonably practicable out of any assets of the Corporation available therefor), the holders of the Second Preferred Stock shall be divested of such voting rights, but subject always to the same provisions for the vesting of such voting rights in the holders of the Second Preferred
Stock in the case of any future such dividend default or defaults.

        The foregoing right of the holders of the Second
Preferred Stock with respect to the election of Directors of the Corporation may be exercised at any annual meeting of stockholders or, within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If the date upon which such right of the holders of the Second Preferred
Stock shall become vested shall be more than ninety days preceding the date of the next ensuing annual meeting of stockholders as fixed by the By-Laws of the Corporation, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the Second Preferred Stock then outstanding, call a special meeting of stockholders to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each stockholder entitled to vote thereat not less than ten days prior to the date of such meeting. The term of office of all Directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such Directors had been elected shall not then have expired.
In the event that at any such meeting at which holders of the Second Preferred Stock shall be entitled to elect two Directors, a quorum of the holders of such Second Preferred Stock shall not be present in person or by proxy, the holders of the Common Stock, if a quorum thereof be present, may temporarily elect the Directors whom the holders of the Second Preferred
Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Second Preferred Stock as herein provided.

        Whenever the holders of Second Preferred Stock shall be entitled to elect two Directors, any holder of such Second Preferred Stock shall have the right, during regular business hours, in person or by duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Second Preferred Stock for the purpose of communicating with other holders of such Second
Preferred Stock with respect to the exercise of such right of election.

        Whenever the holders of Second Preferred Stock shall be divested of such voting right, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Common
Stock, call a special meeting of the holders of shares of stock entitled to vote at such meeting to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. If, at any such special meeting, any Director shall not be reelected, his term of office shall terminate upon the election and qualification of his successor, notwithstanding that the term for which such Director was originally elected shall not then have expired.

        At any annual or special meeting of stockholders held for the purpose of electing Directors when the holders of the Second Preferred Stock shall be entitled to elect two Directors, the presence in person or by proxy of the holders of one-third of the outstanding shares of the Second Preferred Stock shall be required to constitute a quorum for the election by such class of such two Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum for the election by such class of the Directors which that class is entitled to elect or for the election temporarily by such class as herein provided of the members of the Board of Directors whom the holders of the Second Preferred Stock cannot at the time for the want of a quorum elect; provided, however, that the majority of the holders of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of any class of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of any other class of stock.
At any such election of Directors by the holders of shares of Second Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date on which the election is held, subject to the provisions of Article XIII.

        If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of the Second Preferred Stock shall be entitled to elect two Directors, the number of Directors in office who have been elected by the holders of shares of any class of stock shall, by reason of resignation, death or removal, be less than the total number of Directors subject to election by the holders of shores of such class, (a) the vacancy or vacancies in the Directors elected by the holders of shares of that class shall be filled by a majority vote of the remaining Directors then in office who were elected by such class or succeeded to Directors so elected, although such majority be less than a quorum, or, if there shall be only one such remaining Director, shall be filled by the Directors then in office upon nomination of the remaining Director elected by the holders of the shares of that class or his successor and (b) if not so filled within forty days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of shares of such class and such vacancy or vacancies shall be filled at such special meeting.

        Any director may be removed from office by vote of the holders of a majority of the shares of the class of stock by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this paragraph. The
President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to be held within forty days after the delivery of such request.

        Holders of Second Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

        (7)    So longer as any shares of Second Preferred
Stock are outstanding, in addition to any other vote or consent of stockholders required herein or by law, the consent of the holders of at least fifty per cent (50%) of the Second Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock or reduces the time for any notice to which the holders of the Second Preferred Stock may be entitled; provided, however, that if such amendment alteration or repeal affects adversely the rights or preferences of one or more but not all series of Second Preferred Stock at the time outstanding, only the consent of the holders of at least one-half of the shares of the series so affected shall be required; and provided further, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock;

               (ii) The authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking prior to the Second
        Preferred Stock;

               (iii) The voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all its property or assets;

               (iv) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Second Preferred Stock at the time outstanding unless the full dividend on all shares of Second Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

               (v) The increase of the authorized amount of the Second Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking on a parity with the Second Preferred Stock; or

               (vi)   The merger or consolidation of the
        Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with the Second
        Preferred Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Second Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of the Second Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such additional Second Preferred Stock, prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Second Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Second Preferred Stock would otherwise be required, for the redemption of all shares of the series of Second Preferred Stock the consent of which would otherwise be required.

        (8)    As used herein with respect to the Second
Preferred Stock or in any resolution adopted by the Board of Directors providing for the issue of any particular series of the Second Preferred Stock as authorized by subdivision (1) of this Article IV B, the following terms shall have the following meanings:

               (a) The term "junior stock" shall mean the Common Stock, the Preference Stock, and any other class of stock of the Corporation hereafter authorized over which the Second Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (b)    The term "sinking fund" shall mean any
        fund or requirement for the periodic retirement of shares.

               (c)    The term "accrued dividends," with
        respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share become cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

        (9) Pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, as amended, the Board of Directors has created a series of 2,400,000 shares of Second Preferred Stock of the Corporation
(such series being hereinafter called the "Second
Preferred Convertible Series"), and has fixed the voting powers, designation, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the voting powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, which are applicable to the Second
Preferred Stock of all series) as follows:

               (A)    The distinctive designation of the
        Second Preferred Convertible Series shall be
        "Cumulative Second Preferred Convertible Stock";
        the number of shares which shall constitute the Second Preferred Convertible Series shall be
        2,400,000 shares; and such number shall not be increased.

               (B) The annual rate of dividends payable on shares of the Second Preferred Convertible Series shall be a variable amount equal to the higher of $10.50 per share and the equivalent dividend that would be paid if shares of the Second Preferred Convertible Series were converted to Common Stock and the date from which dividends shall be cumulative and shall accrue on all shares of the Second Preferred Convertible Series shall be the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger, dated as of April 12, 1983 among the Corporation, I N Holdings, Inc. and Belco Petroleum Corporation."

               (C) The Second Preferred Convertible Series shall not be redeemable by the Corporation prior to the tenth anniversary of the Effective Time, and thereafter, the Corporation shall have the right to redeem any and all of the Second
        Preferred Convertible Series at any time at the redemption price of $100 per share, together with accrued dividends to the date of distribution or payment, whether or not earned or declared;
        provided, however, that the Corporation shall not have the right to redeem any shares of the Second Preferred Convertible Series pursuant to this subdivision (C) unless the current market price per Common Share (as defined in subparagraph E(4) below) has been for at least 30 consecutive
        Trading days (as defined in subparagraph E(4) below) at least 150% of the amount calculated by dividing $100 by the number of Common Shares into which one share of the Second Preferred
        Convertible Series is then convertible pursuant to the provisions of subparagraph E below. Any redemption shall be effected in the manner provided in subdivision (5) of Article IV-B of the Certificate of Incorporation.

               (D)    The amount payable on shares of the
        Second Preferred Convertible Series in the event of any involuntary or voluntary liquidation, dissolution, or winding up of the affairs of the Corporation shall be $100 per share, together with accrued dividends to the date of distribution or payment, whether or not earned or declared.

               (E)    (1)     Each share of the Second Preferred
        Convertible Series shall be convertible at any time at the option of the holder thereof into fully paid and non-assessable shares of Common
        Stock (the "Common Shares") of the Corporation at the conversion rate, determined as hereinafter provided, in effect at the time of conversion.
        The rate at which Common Shares shall be delivered upon conversion of shares of the Second Preferred Convertible Series (herein called the "conversion rate") shall be initially 3.413 Common Shares for each share of Second Preferred Convertible Series.
        The conversion rate shall be subject to adjustment as provided for below. Upon conversion no allowance or adjustment shall be made for dividends on either class of stock.

               (2) In order to convert shares of the Second Preferred Convertible Series into Common Shares, the holder thereof shall surrender at the office of any transfer agent for the Second Preferred Convertible Series the certificate or certificates therefor, duly endorsed to the Corporation or in blank or accompanied by appropriate instruments of transfer to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares. Shares of the Second Preferred Convertible Series shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Common Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Common Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons. In case shares of the Second Preferred Convertible Series are called for redemption pursuant to subdivision (C), the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption unless default shall be made in the payment of the redemption price.

               (3)    The conversion rate shall be adjusted
from time to time as follows:

                      (a)     In case the Corporation shall (i)
               pay a dividend on its Common Shares in other
               Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares any other shares of the Corporation (including in connection with a merger in which the Corporation is a surviving corporation), the conversion rate in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of each share of the Second Preferred Convertible Series converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such share of the Second Preferred Convertible
               Series had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any of the events listed above shall occur;

                      (b)     In case the Corporation shall issue
               rights or warrants to the holders of its Common Shares as such entitling them (for a period expiring within 45 days after the record date for determination of the stockholders entitled to receive such rights or warrants) to subscribe for or purchase
               Common Shares at a price per share less than the current market price per share (as defined in subparagraph (E)(4) below) on such record date, then in each such case the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this clause (b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Shares shall be deemed to be the issuance of rights or warrants to purchase the Common Shares into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Shares. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such rights or warrants; and

                      (c)     In case the Corporation shall
               distribute to holders of its Common Shares
               (including any such distribution made
               pursuant to a merger or consolidation in which the Corporation is the surviving corporation) any assets (excluding cash distributions after the Effective Time not exceeding (a) the aggregate net earning of the Corporation and its subsidiaries on a consolidated basis after such date determined in accordance with sound accounting principles less (b) dividends paid after such date on shares other than Common Shares), rights to subscribe or warrants (excluding those referred to in clause (b) above), evidences of its indebtedness or other securities of the Corporation (other than Common Shares) then in each such case the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the current market price per Common Share (as defined in subparagraph (E)(4) below) on such record date, and of which the denominator shall be such current market price per Common Share less the fair value (as determined by a resolution of the Board of Directors of the Corporation, after consultation with its investment bankers, filed with each transfer agent for the Second Preferred Convertible Series, which determination shall be conclusive), of the portion of the assets, rights to subscribe or warrants, evidences of its indebtedness or other securities so to be distributed applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such distribution.

               (4) For the purpose of any computation under subdivision (3) above, the current market price per Common Share on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Corporation commencing not more than 45 Trading
        Days before the date in question.  The term
        "Closing Price" on any day shall mean the reported last sale price per Common Share regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the Composite Tape, or, if the Common Shares are not listed or admitted to trading on the New York
        Stock Exchange, on the American Stock Exchange, or, if the Common Shares are not listed or admitted to trading on the American Stock
        Exchange, the principal national securities exchange on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National
        Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

               (5)    No adjustment in the conversion rate
        shall be required unless such adjustment (plus any adjustments not previously made by reason of this subdivision (5)) would require an increase or decrease of at least 1% in the number of Common
        Shares into which each share of the Second
        Preferred Convertible Series is then convertible;
        provided, however, that any adjustments which by reason of this subdivision (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (E) shall be make to the nearest one-thousandth of a share.

               (6)    The Board of Directors may make such
        adjustments in the conversion rate, in addition to those required by this subparagraph (E), as shall be determined by the Board, as evidenced by a Board resolution, to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board shall have the power to resolve any ambiguity or correct any error in this subparagraph (E) and its action in so doing, as evidenced by the Board resolution, shall be final and conclusive.

               (7) In any case of any reclassification of Common Shares (other than a reclassification of the Common Shares referred to in clause (a) of this subparagraph (E)), any consolidation or merger of the Corporation with or into another corporation or any sale or conveyance to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all of the property of the Corporation, the holder of a share of the second Preferred Convertible Series shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of Common Shares into which such share of the Second Preferred Convertible Series might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights with regard to such share of Second Preferred
        Convertible Series. In the event of such a reclassification, consolidation, merger, sale or conveyance, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise so that the conversion rate applicable to any stock or other securities or property into which the shares of the Second Preferred Convertible Series shall then be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in clauses
        (a) to (c) of subdivision (3) inclusive, above, and the other provisions of this subparagraph (E) with respect to the Common Shares shall apply on terms as nearly equivalent as practicable to any such other shares of stock and other securities and property deliverable upon conversion of shares of the Second Preferred Convertible Series.

               (8) In the event that any time, as a result of an adjustment made pursuant to clause (a) of subdivision (3) above, the holder of any shares of the Second Preferred Convertible Series thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Shares, thereafter the number of such other shares so receivable upon conversion of such shares of the Second Preferred Convertible Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in clauses (a) to (c) of subdivision (3) inclusive, above, and the other provisions of this subparagraph (E) with respect to the Common Shares shall apply on like terms to any such other shares.

               (9) Whenever any adjustment is required in the Common Shares into which each share of the Second Preferred Convertible Series is convertible, the Corporation shall forthwith (i) file with each transfer agent of the Second Preferred Convertible Series a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a copy of such statement to be mailed to the holders of record of the Second Preferred Convertible
        Series as of the effective date of such
        adjustment.

               (10)   In case:

                      (a)     the Corporation shall declare a
               division (or any other distribution) on its Common Shares other than a cash dividend or distribution not exceeding (i) the aggregate net earnings of the corporation and its subsidiaries on a consolidated basis after the Effective Time determined in accordance with sound accounting principles less (ii) dividends paid after such date on shares other than Common Shares; or

                      (b)     the Corporation shall authorize the
               granting to the holders of its Common Shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                      (c)     of any reclassification of the
               capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Shares), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                      (d)     the Corporation proposes to take
               any other action that would require an
               adjustment of the conversion rate;

        then the Corporation shall cause to be mailed to each transfer agent for the Second Preferred
        Convertible Series and to the holders of record of the outstanding shares of the Second Preferred
        Convertible Series, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares of Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

               (11)   The Corporation shall at all times
        reserve and keep available out of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Second Preferred
        Convertible Series, the full number of Common
        Shares then issuable upon the conversion of all shares of the Second Preferred Convertible Series then outstanding.

               (12)   The Corporation will pay any and all
        taxes that may be payable in respect of the issuance or delivery of Common Shares on conversion of shares of the Second Preferred
        Convertible Series pursuant hereto.  The
        Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving issue and delivery of Common
        Shares in the name other than that in which the shares of Second Preferred Convertible Series so converted were registered and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (13)   For the purpose of this subparagraph
        (E), the term "Common Shares" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, Common Shares issuable upon conversion of the Second Preferred Convertible
        Series shall include only shares of the class designated as Common Shares as of the original date of issuance of the Second Preferred
        Convertible Series, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

               (14)   No fractional shares or scrip
        representing fractional shares shall be issued upon the conversion of the Second Preferred
        Convertible Series. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (determined as provided in subparagraph (E)(4) above) of the Common Shares on the day of conversion shall be paid to the holder in cash by the Corporation. If on such date there is no Closing Price, the fair value of a Common
        Share on such date, as determined by the Board of Directors, shall be used.

               (15)   The certificate of any independent firm
        of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this subparagraph (E).

               (16)   All shares of the Second Preferred
        Convertible Series, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued Second Preferred Shares undesignated as to series.

               (F)    So long as any shares of Second
        Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation or by law, (i) the consent of the holders of at least two-thirds of the Second Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (1)     Any amendment, alteration or repeal
               of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock or reduces the time for any notice to which the holders of the Second Preferred Stock may be entitled; provided, however, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Second Preferred
               Stock at the time outstanding, only the
               consent of the holders of at least two-thirds of the shares of the series so affected shall be required; and provided further, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock;

                      (2)     The authorization or creation of,
               or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking prior to the Second Preferred Stock;

                      (3)     The voluntary dissolution,
               liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially property or assets; or

                      (4)     The purchase or redemption (for
               sinking fund purposes or otherwise) of less than all of the Second Preferred Stock at the time outstanding unless the full dividend on all shares of Second Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

        and (ii) the consent of the holders of at least a majority of the Second Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (1)     The increase of the authorized
               amount of the Second Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking on a parity with the Second Preferred Stock; or

                      (2)     The merger or consolidation of the
               Corporation with or into any other
               corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with the Second Preferred Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Second Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

        provided, however, that no such consent of the holders of the Second Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such additional Second
        Preferred Stock, prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Second
        Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Second Preferred Stock would otherwise be required, for the redemption of all shares of the series of Second Preferred Stock the consent of which would otherwise be required.

               (G) In addition to the class voting rights set forth herein and in the Certificate of Incorporation, the holders of the shares of Second Preferred Convertible Series shall vote together with the holders of the Common Shares (and of any other securities which may similarly be entitled to vote with the holders of the Common Share) as a single class upon all matters upon which stockholders are entitled to vote and when so voted shall be entitled to a number of votes per share equal to the conversion rate in effect on the record date of the determination of shareholders entitled to notice of, and to vote at such meeting.

               (H)    The shares of the Second Preferred
        Convertible Series shall not have any relative, participating, optional or other special rights and powers other than as set forth in the Certificate of Incorporation of the Corporation, as amended.

        C.     (1)    The Preference Stock may be issued from
time to time in one or more series. All shares of Preference Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of each series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative.
Before any shares of Preference Stock of any particular series shall be issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, in the manner provided by law, the following provisions of the shares of such series:

               (a)    The distinctive designation of such
        series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b)    The annual rate of dividends payable on
        shares of such series and the date from which dividends shall be cumulative on all shares of such series;

               (c)    The redemption price or prices, if any,
        for shares of such series;

               (d) The terms of a sinking or purchase fund, if any, for shares of such series;

               (e)    The amount payable on shares of such
        series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (f)    The rights, if any, of the holders of
        shares of such series to convert such shares into assets of the Corporation or shares of stock of the Corporation of any class or of any series of any class and the terms and conditions of such conversion; and

               (g) The voting powers, full or limited, if any, of shares of such series, including, without limitation, any requirements for the approval or consent of the holders of any prescribed percentage of the shares of such series with respect to any specific corporate action
        (including any such action specified in
        subdivision (7) of this Article IV C), in addition to any such requirements appertaining to the shares of all series specifically provided herein, and any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as not inconsistent with the provisions of this Article IV C applicable to all series of Preference Stock and to the full extent now or hereafter permitted by the laws of Delaware. Shares of Preference Stock shall be issued only as fully paid and non-assessable shares.

        The Preferred Stock and Second Preferred Stock shall have preference and priority over the Preference
Stock in the payment of dividends and in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        (2) The holders of the Preference Stock of each series, in preference to the holders of any junior stock, but subject to the rights and preferences of the Preferred Stock and Second Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of subdivision
(1) of this Article IV C, and no more, payable quarterly on the first days of January, April, July and October, respectively, in each year, with respect to the quarterly period ending on the day preceding each such respective payment date, except that the first dividend on the initial issue of any series of the Preference Stock shall be payable on the quarterly dividend payment date next succeeding the expiration of thirty days after the date any shares of such series are issued. Such dividends shall be cumulative, in the case of shares of each particular series, from the date fixed for the purpose by the Board of Directors, as provided in subdivision (1) of this Article IV C.

        No dividend shall be paid upon, or declared or set apart for, any share of Preference Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preference Stock of all series then issued and outstanding and entitled to receive such dividend.

        (3)    In no event, so long as any shares of
Preference Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, nor shall the Corporation permit any distribution to be made or shares purchased, redeemed or otherwise acquired by any subsidiary, unless all dividends on the Preference Stock of all series for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in arrears with respect to any sinking fund for any series of Preference Stock. The foregoing provisions of this subdivision (3) shall not, however, apply to a dividend payable in any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.

        Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of subdivision (1) of this Article IV C, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any junior stock, and no holders of shares of Preference Stock of any series shall be entitled to share therein.

        (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Preference Stock shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of subdivision
(1) of this Article IV C, together with accrued dividends to such distribution or payment date whether or not earned or declared. If such payment shall have been made in full to the holders of the Preference
Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Preference Stock, the holders of all series of Preference Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this subdivision (4) or of subdivision
(7) of this Article IV C.

        (5) Subject to the provisions of subdivision (7) of this Article IV C, the Preference Stock of any series may be redeemed, as a whole or in part, at the option of the Corporation, by vote of its Board of Directors, or in the case of any one or more series, for the purpose of any sinking fund or other requirement for any such series fixed by the Board of Directors pursuant to the provisions of subdivision (1) of this Article IV C, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of subdivision
(1) of this Article IV C, together with accrued dividends to the redemption date, whether or not earned or declared. If less than all the outstanding shares of Preference Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata in such manner as the Board of Directors may prescribe.

        Notice of every redemption of Preference Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption), such mailing to be at least thirty days and not more than sixty days prior to the date fixed for redemption.

        If, on or before the redemption date specified in the notice of redemption, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared, shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Preference Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest.

        The Corporation may also, at any time prior to the redemption date, deposit in trust, for the account of the holders of the Preference Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having capital, surplus and undivided profits aggregating at least Five Million Dollars ($5,000,000), designated in the notice of redemption, the redemption price, together with accrued dividends to the date fixed for redemption, whether or not earned or declared and, unless the notice of redemption herein provided for has previously been duly mailed, deliver irrevocable written instructions directing such bank or trust company, on behalf and at the expense of the Corporation, to cause notice of redemption specifying the date of redemption to be duly mailed as herein provided promptly upon receipt of such irrevocable instructions. Upon such deposit in trust, either after due mailing of the notice of redemption or accompanied by irrevocable instructions as provided above, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preference Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preference Stock shall forthwith cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, whether or not earned or declared, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring.

        Any moneys deposited by the Corporation pursuant to this subdivision (5) which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this subdivision (5) and unclaimed at the end of three years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

        (6) The holders of Preference Stock shall have no right to vote except as otherwise herein or by statute specifically provided, except for such full or limited voting powers as may be fixed by the Board of Directors in respect of the shares of a particular series in accordance with the provisions of subdivision (1) of this Article IV C.

        If, at any time, dividends payable on the Preference Stock shall be in default in an amount equivalent to six full quarterly dividends on all shares of all series of the Preference Stock at the time outstanding, then, the holders of the Preference
Stock of all series, voting separately as a class, shall be entitled to elect two Directors of the Corporation. When all such dividends in default shall have been so paid or funds sufficient therefor deposited in trust (and such dividends in default shall be so paid as soon as lawful and reasonably practicable out of any assets of the Corporation available therefor), the holders of the Preference Stock shall be divested of such voting rights, but subject always to the same provisions for the vesting of such voting rights in the holders of the Preference Stock in the case of any future such dividend default or defaults.

        The foregoing right of the holders of the Preference Stock with respect to the election of Directors of the Corporation may be exercised at any annual meeting of stockholders or, within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If the date upon which such right of the holders of the Preference Stock shall become vested shall be more than ninety days preceding the date of the next ensuing annual meeting of stockholders as fixed by the By-Laws of the Corporation, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the Preference Stock then outstanding, call a special meeting of stockholders to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each stockholder entitled to vote thereat not less than ten days prior to the date of such meeting. The term of office of all Directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such Directors had been elected shall not then have expired.
In the event that at any such meeting at which holders of the Preference Stock shall be entitled to elect two
Directors, a quorum of the holders of such Preference
Stock shall not be present in person or by proxy, the holders of the Common Stock, if a quorum thereof be present, may temporarily elect the Directors whom the holders of the Preference Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Preference Stock as herein provided.

        Whenever the holders of Preference Stock shall be entitled to elect two Directors, any holder of such Preference Stock shall have the right, during regular business hours, in person or by duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preference
Stock for the purpose of communicating with other holders of such Preference Stock with respect to the exercise of such right of election.

        Whenever the holders of Preference Stock shall be divested of such voting right, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Common Stock, call a special meeting of the holders of shares of stock entitled to vote at such meeting to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. If, at any such special meeting, any Director shall not be reelected, his term of office shall terminate upon the election and qualification of his successor, notwithstanding that the term for which such Director was originally elected shall not then have expired.

        At any annual or special meeting of stockholders held for the purpose of electing Directors when the holders of the Preference Stock shall be entitled to elect two Directors, the presence in person or by proxy of the holders of one-third of the outstanding shares of the Preference Stock shall be required to constitute a quorum for the election by such class of such two
Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum for the election by such class of the Directors which that class is entitled to elect or for the election temporarily by such class as herein provided of the members of the Board of Directors whom the holders of the Preference Stock cannot at the time for the want of a quorum elect; provided, however, that the majority of the holders of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of any class of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of any other class of stock. At any such election of Directors by the holders of shares of Preference Stock, each such holder shall have one vote for each share of such stock standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date on which the election is held, subject to the provisions of Article XIII.

        If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of the Preference Stock shall be entitled to elect two Directors, the number of Directors in office who have been elected by the holders of shares of any class of stock shall, by reason of resignation, death or removal, be less than the total number of Directors subject to election by the holders of shares of such class, (a) the vacancy or vacancies in the Directors elected by the holders of shares of that class shall be filled by a majority vote of the remaining Directors then in office who were elected by such class or succeeded to Directors so elected, although such majority be less than a quorum, or, if there shall be only one such remaining Director, shall be filled by the Directors then in office upon nomination of the remaining Director elected by the holders of the shares of that class or his successor and (b) if not so filled within forty days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of shares of such class and such vacancy or vacancies shall be filled at such special meeting.

        Any Director may be removed from office by vote of the holders of a majority of the shares of the class of stock by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this paragraph. The
President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to be held within forty days after the delivery of such request.

        Holders of Preference Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

        (7) So long as any shares of Preference Stock are outstanding, in addition to any other vote or consent of stockholders required herein or by law, (a) the consent of the holders of at least sixty-six and two-thirds per cent (66-2/3%) of the Preference Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the Preference Stock or reduces the time for any notice to which the holders of the Preference
        Stock may be entitled; provided, however, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Preference Stock at the time outstanding, only the consent of the holders of at least two-thirds of the shares of the series so affected shall be required; and provided further, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Preference Stock;

               (ii) The authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking prior to the Preference
        Stock;

               (iii) The voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all its property or assets; or

               (iv)   The purchase or redemption (for sinking
        fund purposes or otherwise) of less than all of the Preference Stock at the time outstanding unless the full dividend on all shares of Preference Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

and (b) the consent of the holders of more than fifty per cent (50%) of the Preference Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) The increase of the authorized amount of the Preference Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking on a parity with the Preference Stock; or

               (ii)   The merger or consolidation of the
        Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with the Preference Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Preference Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of the Preference Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such additional Preference Stock, prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Preference Stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Preference Stock would otherwise be required, for the redemption of all shares of the series of Preference Stock the consent of which would otherwise be required.

        (8)    As used herein with respect to the Preference
Stock or in any resolution adopted by the Board of Directors providing for the issue of any particular series of the Preference Stock as authorized by subdivision (1) of this Article IV C, the following terms shall have the following meanings:

               (a) The term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Preference Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (b)    The term "sinking fund" shall mean any
        fund or requirement for the periodic retirement of shares.

               (c)    The term "accrued dividends," with
        respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

        (D)    Except as herein or by the resolutions
creating any series of Preferred Stock or Second
Preferred Stock or Preference Stock or by statute specifically provided, the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.

        (E)    The shares of capital stock of the
Corporation may be issued by the Corporation from time to time for such consideration not less than the par value thereof as from time to time may be fixed by the Board of Directors of the Corporation.

        (F)    No holder of any class of stock of the
Corporation shall have any preemptive right to subscribe to any additional issue of stock of any class or series or to any securities of the Corporation convertible into or exchangeable for any such stock.

                      ARTICLE V

        The minimum amount of capital with which this corporation heretofore was authorized to commence business was one thousand dollars ($1,000.00)

                     ARTICLE VI

        The names and places of residence of the persons who heretofore incorporated this corporation are as follows:

        NAME                                     RESIDENCE

        H. E. Grantland                     Wilmington, Delaware
        H. H. Snow                          Wilmington, Delaware
        L. E. Gray                          Wilmington, Delaware

                       ARTICLE VII

        This corporation shall have perpetual existence.

                       ARTICLE VIII

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, but shall be exempt from corporate liability.

                         ARTICLE IX

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               (a)    To make, alter, amend and rescind the
        By-Laws of this corporation.

               (b) To set apart out of any of the available funds of this corporation such reserves for proper purposes as the Board of Directors may deem expedient, and to abolish any such reserves.

               (c) To determine the use and distribution of any surplus and net profits.

               (d)    To authorize and cause to be executed
        and delivered, without limit as to amount, mortgages and instruments of pledge of, and other instruments creating liens upon, the real and personal property of this corporation.

               (e) From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of this corporation, except as conferred by statute, by Article IV of the Certificate of Incorporation with respect to the Preferred Stock, Second Preferred Stock and Preference Stock, or authorized by the Directors or by a resolution of the stockholders.

               (f) By resolution or resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the Directors of this corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of this corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation, and may have power to authorize the seal of this corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of this corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

               (g) Subject to the provisions of Article IV of the Certificate of Incorporation with respect to the Preferred Stock, Second Preferred Stock and Preference Stock, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting powers, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority to sell, lease or exchange all of the property and assets of this corporation, including its good will, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation, or corporations as its Board of Directors shall deem expedient and for the best interests of this corporation.

        This corporation may in its By-Laws confer powers and authority upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                       ARTICLE X

        No contract or other transaction between this corporation and any other corporation and no act of this corporation shall in any way be affected or invalidated by the fact that any of the Directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.

                        ARTICLE XI

        The stockholders and Board of Directors shall have power, if the By-Laws so provide, to hold their meetings and to keep the books of this corporation
(except such as are required by the laws of Delaware to be kept in Delaware) and documents and papers of this corporation outside the State of Delaware and have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                        ARTICLE XII

        (a) The number of Directors of this corporation is specified in the By-Laws and, subject to the provisions of Article IV of the Certificate of Incorporation, such number may be increased or decreased from time to time in such manner as may be prescribed in the By-Laws. The Directors need not be stockholders.

        (b)    In case of an increase in the number of
Directors, subject to the provisions of Article IV of the Certificate of Incorporation, the additional
Directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of vacancies in the Board of Directors, subject to the provisions of Article IV of the Certificate of Incorporation, a majority of the remaining Directors may elect Directors to fill such vacancy.

                       ARTICLE XIII

        No action requird to be taken or which may be taken at any annual meeting or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                       ARTICLE XIV

        This corporation has and shall have the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, as hereby amended, except as otherwise expressly provided in Article IV hereof, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to said right of this corporation.

                       ARTICLE XV

        1.     In addition to the requirements of the
provisions of any series of Preferred or Preference
Stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty per cent (80%) of the Voting Stock shall be required for the approval or authorization of any Business
Transaction with a Related Person, or any Business
Transaction in which a Related Person has an interest
(except proportionately as a stockholder); provided, however, that the eighty per cent (80%) voting requirement shall not be applicable if (i) the Continuing Directors, who at the time constitute at least a majority of the entire Board of Directors of the Corporation, have expressly approved the Business
Transaction by at least an eighty per cent (80%) vote of such Continuing Directors, (ii) the Business
Transaction occurs more than five years after the last acquisition of Voting Stock by the Related Person or
(iii) all of the following conditions are satisfied:

               (A) The Business Transaction is a merger or consolidation or sale of substantially all of the assets of the Corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation (other than such Related Person) in the Business Transaction is at least equal in value to such Related
        Person's Highest Purchase Price; provided, however, that if such Business Transaction is effected more than nine months after the last date upon which such Related Person paid the Highest Purchase Price, the consideration to be received per share by holders of Common Stock of the Corporation (other than such Related Person) in such Business Transaction shall be at least equal in value to such Related Person's Adjusted
        Purchase Price;

               (B) After such Related Person has become the Beneficial Owner of not less than ten per cent
        (10%) of the Voting Stock of the Corporation and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (i) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten per cent (10%) of the Voting Stock or (ii) as a result of a pro rata stock dividend or stock split; and,

               (C)    Prior to the consummation of such
        Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, or
        (ii) caused any material change in the
        Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation.

        2.     For the purpose of this Article XV:

               (i)    The term "Business Transaction" shall
        mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation,
        (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation,
        (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation, (e) any recapitalization or reclassification of the
        Corporation's securities (including without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person,
        (f) any liquidation, spinoff, splitoff, splitup or dissolution of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

               (ii) The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten per cent (10%) of the Voting Stock of the Corporation or was the Beneficial Owner of not less than ten per cent (10%) of the Voting Stock of the Corporation (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation, or (z) as of the record date for the determination of stockholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a wholly owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of the Corporation or any wholly owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

               (iii)    The term "Beneficial Owner" shall
        be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on February 1, 1984; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting
        Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial
        Owner of such Voting Stock.

               (iv) The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within one year prior to the date such Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split, withholding of dividends or other readjustment in the number of outstanding shares of Common Stock of the Corporation, or the declaration of a stock dividend thereon, between the last date upon which such Related Person paid the Highest Purchase
        Price to the effective date of the merger or consolidation or the date of distribution to stockholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (A) of Section 1 of this Article XV during the Relevant Period.

               (v)    The term "Relevant Period" shall mean
        the period which runs from the last date upon which such Related Person paid the Highest
        Purchase Price for a share of Common Stock of the Corporation to the effective date of the merger or consolidation or the date of distribution to stockholders of the Corporation of the proceeds from the sale of substantially all the assets of the Corporation referred to in subparagraph (A) of
        Section 1 of this Article XV.

               (vi) The term "Adjusted Purchase Price" shall mean that amount which would result from increasing such Related Person's Highest Purchase Price during the Relevant Period at an annual rate equal to one-hundred ten per cent (110%) of the arithmetic average of the weekly per annum market discount rates for three-month U.S. Treasury bills during such Relevant Period, as published by the Board of Governors of the Federal Reserve System; provided, however, that in respect of any portion of the Relevant Period during which the Corporation cannot determine the annual rate of increase in the foregoing manner, the annual rate of increase shall be deemed to be ten percent
        (10%); and provided further that the amount of the increase in such Related Party's Highest Purchase Price which would occur as a result of the foregoing provision shall be reduced by the aggregate of the regular quarterly cash dividends paid per share of Common Stock during the Relevant Period.

               (vii) The term "Substantial Part" shall mean more than twenty per cent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

               (viii) In the event of a merger in which the Corporation is the surviving corporation, for the purpose of subparagraph (A) of Section 1 of this
        Article XV, the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing stockholders
        (other than such Related Person).

               (ix) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article XV as one class; provided, however, that if the Corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this
        Article XV to a proportion of shares of Voting
        Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

               (x)    The term "Continuing Director" shall
        mean a director who either was a member of the Board of Directors of the Corporation prior to the time such Related Person became a Related Person or who subsequently became a director of the Corporation and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least eighty per cent
        (80%) of the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director, without an objection to such nomination; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business
        Transaction to be voted upon is with such Related
        Person or is one in which such Related Person otherwise has an interest (except proportionately as a stockholder of the Corporation).

               (xi) The term "Affiliate," used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

               (xii) The term "Associate," used to indicate a relationship with a specified person, shall mean
        (A) any corporation, partnership or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten per cent (10%) or more of any class of equity securities, (B) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its parents or subsidiaries, and (D) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation).

        3. For the purpose of this Article XV, if the Continuing Directors constitute at least a majority of the entire Board of Directors, then eighty per cent
(80%) of such Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial
Owner, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a substantial part, (v) whether any Business Transaction is one in which a Related Person has an interest
(except proportionately as a stockholder), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (C) of Section 1 of this Article XV, and (vii) such other matters with respect to which a determination is required under this Article XV.

        4. Nothing contained in this Article XV shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

        5. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the provisions of this Article XV may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with this Article XV, unless such action is approved by the affirmative vote of the holders of not less than eighty per cent (80%) of the Voting Stock.

                    ARTICLE XVI

        1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        2.     (A)    Each person who was or is made a party
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding
(or part thereof initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately to be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (B)    If a claim under paragraph 2 (A) of this
Article XVI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the
Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General
Corporation Law.

        THIS RESTATED CERTIFICATE OF INCORPORATION WAS
DULY ADOPTED IN ACCORDANCE WITH SECTION 245 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

        IN WITNESS WHEREOF, Enron Corp. has caused its
Corporate Seal to be hereunto affixed and this Restated
Certificate of Incorporation to be signed by Kenneth L.
Lay, its Chairman of the Board and Chief Executive
Officer, and Peggy B. Menchaca, its Vice President and
Secretary, this 22nd day of August, 1994.



            /s/ KENNETH L. LAY
                Kenneth L. Lay
          Chairman of the Board and
           Chief Executive Officer









(S E A L)




ATTEST:


          /s/ PEGGY B. MENCHACA
              Peggy B. Menchaca
       Vice President and Secretary



As filed in the office of the Secretary of State of Delaware on August 23, 1994 at 10 a.m.

                               CERTIFICATE OF DESIGNATIONS
                                         OF THE
                         9.142% PERPETUAL SECOND PREFERRED STOCK
                      (Liquidation Preference $1,000,000 Per Share)

                                           OF

                                       ENRON CORP.

                                     _______________

                             Pursuant to Section 151 of the

                    General Corporation Law of the State of Delaware

                                     _______________



       The undersigned DOES HEREBY CERTIFY that the following resolutions were duly adopted by Unanimous Consent of the Preferred Securities Committee of the Board of Directors of Enron Corp., a Delaware corporation (the "Corporation"), dated December 21, 1994, acting in accordance with the provisions of section 141(f) of the General Corporation Law of the State of Delaware:

       "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by Article IV of the Restated Certificate of Incorporation of the Corporation
(the "Certificate of Incorporation") the Board of Directors authorizes the creation of a series of Second Preferred
Stock, par value $1.00 per share ("Second Preferred Stock"), of the Corporation, such series to be designated 9.142% Perpetual Second Preferred Stock (the "9.142% Perpetual Preferred Stock"), upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and the other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that may be applicable to the 9.142% Perpetual Preferred Stock) as follows:

       1. The distinctive designation of the series shall be "9.142% Perpetual Second Preferred Stock;" the number of shares that shall constitute the 9.142% Perpetual Preferred
Stock series shall be 35.568509 shares; and such number shall not be increased.

       2. The annual rate of dividends payable on shares of the 9.142% Perpetual Preferred Stock shall be $91,420 per share and the date from which dividends shall be cumulative and shall accrue on all shares of the 9.142% Perpetual
Preferred Stock shall be December 30, 1994.

       3. The shares of Second Preferred Convertible Stock shall not be redeemable by the Corporation.

       4. The amount payable on shares of the 9.142% Perpetual Preferred Stock in the event of any involuntary or voluntary liquidation, dissolution, or winding up of the affairs of the Corporation shall be $1,000,000 per share, together with accrued dividends to the date of distribution or payment, whether or not earned or declared.

       5. So long as any shares of Second Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation or by law, (i) the consent of the holders of at least two-thirds of the Second Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              (1) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock or reduces the time for any notice to which the holders of the Second Preferred Stock may be entitled; provided, however, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Second Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the shares of the series so affected shall be required; and provided further, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any junior stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Second Preferred Stock;

              (2) The authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class, ranking prior to the Second Preferred Stock;

              (3) The voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all of its property or assets; or

              (4) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Second Preferred Stock at the time outstanding unless the full dividend on all shares of Second Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

and (ii) the consent of the holders of at least a majority of the Second Preferred Stock at the time outstanding, considered as a single class without regard to series, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              (1) The increase of the authorized amount of the Second Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class, or any security convertible into stock of any class, ranking on a parity with the Second Preferred Stock; or

              (2)     The merger or consolidation of the
       Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with the Second Preferred Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Second Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

provided, however, that no such consent of the holders of the Second Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such additional Second Preferred Stock, prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Second Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Second Preferred Stock would otherwise be required, for the redemption of all shares of the series of Second Preferred Stock the consent of which would otherwise be required.

       6.     All shares of the 9.142% Perpetual Preferred
Stock, purchased or otherwise acquired by the Corporation shall be cancelled and thereupon restored to the status of authorized but unissued shares of Second Preferred Stock, undesignated as to series.

       7. The shares of the 9.142% Perpetual Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth in the Certificate of Incorporation of the Corporation."

       IN WITNESS WHEREOF, Enron Corp. has caused this Certificate to be made under the seal of the Corporation and signed by Kurt S. Huneke, its Vice President and attested by Kate B. Cole, its Assistant Secretary, the 27th day of December, 1994.


                      ENRON CORP.


                      By:     KURT S. HUNEKE
                             Name:   Kurt S. Huneke
                             Title:  Vice President,
                                       Finance and Treasurer


ATTEST:


By:  KATE B. COLE
       Name:  Kate B. Cole
       Title:  Assistant Secretary



[Seal of Enron Corp.]